EXHIBIT 99.1
Office of the United States Trustee

In re:	DEBTOR IN POSSESSION INTERIM STATEMENT
The Kushner-Locke Company	Statement Number:	77	Page 1 of 3

Chapter 11	For the Period FROM:	3/1/2008

Case No. LA 01-44828-SB (Administratively Consolidated with	TO:	3/31/2008

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

	Collateral	Concentration	City National
CASH ACTIVITY ANALYSIS (Cash Basis Only)	Account	Account	Collection Account
Balance before Statement #1	$268,333.21	$65,956.21

A. Total Receipts per all Prior Interim Statements	$10,946,202.08	$9,747,736.19	$1,143,698.21

B. Less: Total Disbursements per all Prior Statements	$10,111,689.39	$9,582,311.93	$21,790.52

C. Beginning Balance	$1,102,845.90	$231,380.47	$1,121,907.69

D. Receipts during Current Period

Description
03/12/2008 Wire Transfer		$25,000.00
03/13/2008 Lifetime	$339,999.99
03/24/2008 Blackhorse (S Gold)			$5,975.00
03/26/2008 Daro Films	$31,102.71
03/27/2008 Wire Transfer		$25,000.00
03/31/2008 interest	$2,858.68
03/31/2008 Vision Films			$(1,118.66)
TOTAL RECEIPTS THIS PERIOD	$373,961.38	$50,000.00	$4,856.34

E. Balance Available (C plus D)	$1,476,807.28	$281,380.47	$1,126,764.03

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 77	Page 2 of 3
F.	Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose
03/07/2008	1133	Bonded Services		$6,383.43
03/07/2008	1134	New Wave Entertainment		$205.00
03/07/2008	Wire	ADP		$123.77
03/11/2008	8496	Payroll		$1,358.59
03/11/2008	8497	Payroll		$6,051.48
03/11/2008	8498	Payroll		$2,893.10
03/11/2008	Wire	Payroll Tax		$1,751.89
03/11/2008	Wire	Payroll Tax		$4,128.16
03/12/2008	Wire	Wire Transfer	$25,000.00
03/14/2008	1135	Kevin Marino		$349.48
03/14/2008	1136	New Wave Entertainment		$124.00
03/14/2008	1137	Recall		$1,068.03
03/17/2008	Wire	Comerica Bank		$56.27
03/21/2008	Wire	ADP		$119.72
03/25/2008	8499	Payroll		$1,358.56
03/25/2008	8500	Payroll		$6,208.45
03/25/2008	8501	Payroll		$2,893.10
03/25/2008	Wire	Payroll Tax		$1,751.90
03/25/2008	Wire	Payroll Tax		$4,314.34
03/27/2008	Wire	Wire Transfer	$25,000.00
03/28/2008	1138	Blue Shield		$293.00
03/28/2008	1139	Health Net		$4,524.12
03/28/2008	1140	New Beginnings Enterprises		$4,551.44
03/28/2008	Wire	ADP		$211.68
03/31/2008		Control Agreement Fee			$50.00
TOTAL DISBURSEMENTS THIS PERIOD:			$50,000.00	$50,719.51	$50.00	$—

G. Ending Balance (E less F)			$1,426,807.28	$230,660.96	$1,126,714.03	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 77	Page 3 of 3

H. (1)	Collateral Account:
	a) Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
	b) Account Number:	323221556
(2)	Concentration Account:
	a) Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
	b) Account Number:	1891935460

I: Other monies on hand:
The Kushner Locke Company PWI account		$731.10
Bank of Scotland — Pinocchio	936582	£214,180.58	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	£240,545.39	Pound Sterling	Time Deposit	(KL’s interest is 50%)
Allied Pinocchio	10747301	$—	Pound Sterling
Edge Entertainment	1891152710	$172.89
I: Other monies on hand (continued):
Additionally, the Company maintains a minimal amount of Petty Cash (less than $500). Joint Venture Accounts:

BLT Venture	178-71491-7	$95,381.96
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$—
KL\7 Venture	1890-69-6360	$31,291.87
Denial Venture	1890-69-6501	$239,951.28
Cracker LLC	1891-04-1665	$732.79
Swing	323-518095	$12,651.13
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser
Debtor in Possession